UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2007

Behringer Harvard REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-1605

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

On April 2, 2007, Behringer Harvard Operating Partnership I LP, our operating partnership, entered into a $100 million revolving credit facility, which may be increased to $400 million, with Behringer Harvard Multifamily OP I LP, referred to herein as the “borrower.”  The borrower is the operating partnership of Behringer Harvard Multifamily REIT I, Inc. which controls the general partner of the borrower and is referred to herein as the “Multifamily REIT.”  The facility matures on April 1, 2008 but may be extended one additional year.  The Multifamily REIT has been formed and sponsored by Behringer Harvard Holdings, the entity which was also responsible for forming and sponsoring us.  Certain of our executive officers also serve as executive officers of the Multifamily REIT.  The Multifamily REIT, like us, is controlled by a board, the majority of which is independent, none of which overlap with our board, and is not otherwise affiliated with us.

Under the facility we agreed to: (1) make loans to the borrower, the proceeds of which may be used by the borrower, or special purpose subsidiaries formed by the borrower (A) to acquire or develop multifamily real property, (B) to make mezzanine loans to entities which own or develop multifamily real property, and (C) for working capital needs and general corporate purposes; (2) guaranty third-party indebtedness or any contingent recourse obligations incurred by the borrower or any special purpose subsidiary; and (3) use our reasonable best commercial efforts to assist the borrower in obtaining letters of credit up to an aggregate of $50 million in face amount from financial institutions.  Contingent recourse obligations are any non-recourse, carve-out obligations and springing recourse obligations of borrower or any special purpose subsidiary under otherwise non-recourse loan agreements that the borrower or its subsidiaries may enter into.  Amounts deemed drawn under the facility at any time are equal to the principal amount of any outstanding loans made by us, 100% of the principal amount of any third party indebtedness which we guaranty, 10% of the principal amount of any third party indebtedness giving rise to a contingent recourse obligation which we guaranty and the face amount of any letters of credit issued on behalf of the borrower.

Draws under the facility will be secured by a pledge of all of the right, title and interest in any bank accounts maintained by the borrower or any special purpose subsidiary as well as the equity owned by the borrower in each special purpose subsidiary.

Interest accrues on each draw on: (1) the outstanding principal amount of any loans we fund; (2) unreimbursed paid calls on any guaranties; and (3) all unreimbursed drawings on any letters of credit issued on behalf of the borrower.  Interest is payable to us in arrears on the first day of each month based on the applicable interest rate in effect for the prior month.  The initial applicable interest rate is set at 13% per annum adjusted downward each quarter (but, in no case to below 7.5% per annum) based on the leverage ratio of Multifamily REIT and borrower and the gross offering proceeds received by Multifamily REIT or borrower in connection with one or more equity offerings.

Upon entering into the facility, the borrower paid us a commitment fee of $250,000.  Each time the maximum amount available under the facility is increased, the borrower is obligated to pay us an additional commitment fee equal to 0.25% of the increased amount.  In the event the term of the facility is extended, the borrower is further obligated to pay us an additional commitment fee equal to 0.25% multiplied by the then-maximum amount available under the facility.

The borrower is also obligated to pay us a facility fee, annually in arrears, equal to 0.1% multiplied by the difference between (A) the average daily maximum amount available under the facility during any calendar year (or portion thereof) and (B) the average daily amounts drawn on the facility (consisting of outstanding loans, 100% of the principal amount of any guaranties provided by us to the borrower, 10% of the principal amount of any third party indebtedness for which we provide guaranties of contingent recourse obligations and the face amount of any letters of credit issued on behalf of the borrower) during the calendar year.  Finally, the borrower is obligated to pay us a quarterly fee with respect to each letter of credit issued on behalf of the borrower equal to 1.5% multiplied by the face amount of the letter of credit and a quarterly fee with respect to each guaranty we provide on behalf of borrower equal to 1.5% multiplied by the value assigned to the guaranty.  The borrower is required to pay the letter of credit fee and the guaranty fee quarterly in advance with the first payment due on the first day of the calendar quarter following issuance of any letter of credit or the date of provision of any guaranty, respectively.

The Multifamily REIT has also guaranteed payments of all obligations of the borrower, or any special purpose subsidiary, under the facility.  Further, Behringer Harvard Holdings has guaranteed this facility solely by way of a set-off against any fees accrued and owing by us pursuant to our advisory agreement with Behringer Advisors, our advisor and an indirect wholly-owned subsidiary of Behringer Harvard Holdings.

During the term of the facility, each of the borrower and the Multifamily REIT is obligated to, among other things: (1) take all actions necessary to preserve the REIT status of the Multifamily REIT; (2) comply with all environmental and zoning laws concerning their properties; (3) maintain insurance on their real properties in amounts not less than what is customary for the industry; (4) comply with all agreements material to their respective operations; (5) provide to us within 150 days following the end of each fiscal year audited annual consolidated financial statements prepared in accordance with GAAP; and (6) provide to us within 90 days following the end of each fiscal quarter unaudited consolidated financial statements prepared in accordance with GAAP.

Further, during the term of the facility, neither the borrower nor the Multifamily REIT may, among other things: (1) incur any indebtedness or liens, except for “permitted indebtedness” and “permitted encumbrances” (each as hereinafter defined); (2) pay any dividend or distribution if an event of default has occurred or would result from such payment; or (3) issue equity interests to any third party in any subsidiary that becomes a signatory to the facility as a guarantor.

As used in the facility the term “permitted indebtedness” includes: (1) incidental indemnity and hold harmless agreements under agreements entered into by the borrower or any special purpose subsidiary in accordance with the facility; (2) trade debt and accounts payable incurred in the ordinary course of business; (3) conditional sales contracts and purchase money financing for equipment and other items of tangible personal property incurred in the ordinary course of business; (4) capital lease obligations; (5) indebtedness incurred, the proceeds of which are used, to purchase or develop multifamily real property, provided that the indebtedness is less than the appraised value of the real property; and (6) any other indebtedness approved by us.  As used in the facility, the term “permitted encumbrance” includes: (1) liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings; (2) deposits or pledges to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance; (3) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business; (4) judgment liens that have been stayed or bonded and mechanics’ or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith by the borrower; (5) liens placed upon fixed assets hereafter acquired to secure a portion of the purchase price thereof; (6) other liens incidental to the conduct of the borrower’s business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit; and (7) liens created by any permitted indebtedness.

The borrower is permitted a five business day grace period to cure any payment default and a 30 day grace period to cure any non-payment default.  In addition to the borrower failing to pay amounts when due and the borrower’s breach of any its representations, warranties or covenants contained in the facility, events of default include, but are not limited to: (1) the insolvency, bankruptcy or assignment for the benefit of creditors by the borrower, Multifamily REIT or any subsidiary guarantor; (2) a default under any permitted indebtedness which is senior to the indebtedness incurred under the facility; (3) the occurrence of a “change of control” defined in the facility; and (4) failure by the borrower to properly and timely remediate certain environmentally hazardous discharges or spills at any of its properties.  If a default occurs that is not cured during the applicable grace period, we may accelerate the maturity of all loans made under the facility.  Further, at our option, the borrower may be required to immediately reimburse any unreimbursed drawings on any letters of credit and collateralize with cash 105% of the face amount of any outstanding letters of credit and the value of all guaranties we have provided.  Further, our obligation to make loans, provide guaranties and assist the borrower in obtaining letters of credit will immediately cease and we may foreclose upon our security interest in the collateral provided by borrower to us under the facility.

Item 7.01            Regulation FD Disclosure.

On March 22, 2007, the Registrant’s Board of Directors declared distributions payable to the stockholders of record each day during for the months of April, May and June 2007.  The declared distributions will equal a daily amount of $.0019178 per share of common stock, which is equivalent to an annual distribution rate of seven percent (7.0%) assuming the share was purchased for $10.00.  A portion of each distribution is expected to constitute return of capital for tax purposes.  Distributions payable to each stockholder of record during a month will be paid in cash on or before the 16th day of the following month.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: April 6, 2007	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President — Corporate Development & Legal and Secretary